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                         PROXY STATEMENT
                     CROFF ENTERPRISES, INC.
               1997 ANNUAL MEETING OF SHAREHOLDERS
                        November 25, 1997
      THIS PROXY STATEMENT IS BEING MAILED TO SHAREHOLDERS OF RECORD IN CONNECTION WITH THE SOLICITATION OF THEIR VOTE BY THE BOARD OF DIRECTORS OF CROFF OIL COMPANY (the Company) with regard to the Annual Meeting to be held on November 25, 1997 at 10:00 a.m. at 1675 Broadway, Suite 1030, Denver, Colorado 80202,
Telephone:  (303)  628-1963.   This  Proxy  Statement  should  be
reviewed in connection with the enclosed copy of the Annual Report filed on SEC Form 10-K dated December 31, 1996, and the most recent Statement of Operations for the quarter ending June 30, 1997.
      VARIOUS ITEMS OF IMPORTANT INFORMATION AND ACCOUNTING FOR THE COMPANY RELATED TO THIS PROXY STATEMENT ARE SET-OUT IN THE ENCLOSED ANNUAL REPORT ON FORM 10-K OR THE MOST RECENT STATEMENT
OF  OPERATIONS.   SUCH DETAILED INFORMATION  MAY BE  RELEVANT  IN
REVIEWING THIS PROXY STATEMENT, BUT IS NOT REPEATED IN THIS DOCUMENT. ACCORDINGLY, EACH SHAREHOLDER SHOULD REFER TO THE FORM 10-K AND RECENT QUARTERLY FINANCIAL INFORMATION BEFORE COMPLETING THEIR PROXY BALLOT.
      Proxies voted in accordance with the accompanying ballot form which are properly executed and received by the Secretary to the Company prior to the Annual Meeting will be voted.
                      Revocability of Proxy
      A shareholder returning the enclosed proxy ballot has the power to revoke it at any time before it is exercised and may do so by written notice to the Secretary of the Company at the address set forth above, effective upon receipt of such written notice, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.
                       Voting Securities
      The record date for the determination of shareholders entitled to vote at the Annual Meeting is the close of business on October 10, 1997. There were issued, outstanding and entitled to vote on such date approximately 516,515 shares of the
20,000,000   authorized  shares.   The  Company  has   authorized
5,000,000 shares of Class "A" preferred non-voting stock, none of which are issued; and 520,000 shares of Class "B" preferred non-
voting   stock  of  which  516,500  are  presently   issued   and
outstanding.   The  Company has only  the  one  class  of  Common
Shares, each of which is entitled to one vote. The Company does not have cumulative voting. Accordingly, each shareholder may
vote  all  of  his shares on each separate ballot proposal.   The
Company will bear all costs of this proxy solicitation.
      Shares  entitled to vote will be determined based upon  the
official  shareholder record of October 10, 1997.   Actual  votes
cast  will  be determined by the physical counting  of  votes  in person or proxy by the inspector of elections to be appointed prior to the meeting by the Board of Directors. Any dispute as to votes or entitlement to vote will be decided by majority vote of the Board of Directors. Abstentions and broker non-votes will not be counted for either quorum or ballot purposes.
      As to each item to be voted upon in this Proxy, a numerical majority of the issued and outstanding shares must be present, in person or by proxy, at the meeting. This means the shares required for a quorum will equal 258,259 shares. Each proposal to be voted upon will only be adopted by a majority vote of
shares voted at the meeting, provided a quorum is present.   That
is, each item will be adopted by an affirmative vote of not less than 129,130 shares, or a greater majority of those shares present as otherwise determined by the inspector of elections.
      There are no matters to be voted upon as described by  this
Proxy   upon  which  management  will  proceed  absent   majority
shareholder approval as described above.
      The  Company  knows  of  no person  or  group,  except  the following, which, as of the date of this Proxy Statement, beneficially owns and has the right to vote more than 5% of the Company's Common Stock:
Names  and Address of Beneficial Owner        Shares Beneficially
Owned     Percent of Class
1. Jensen Development Company (1)                    132,130 25.58%
 1675 Broadway, Suite 1030
 Denver, Colorado  80202
2. Gerald L. Jensen  (2)                              71,215 13.27%
3. Julian    D.   Jensen   (2)&(3)                    46,532  8.84%
 Jensen Revocable Trust
4. Directors as a Group        (2)                   285,277 49.48%
(1)   Jensen  Development Company is wholly owned  by  Gerald  L.
Jensen.
(2) Includes warrants to purchase 10,000 shares of the Company's stock by each director at $1.00 per share, expiring December 31, 1998. Mr. Gerald Jensen's warrant is for 20,000 shares. None of the warrants have been exercised.
(3) Mr. Julian D. Jensen owns 5,000 shares directly and holds a warrant for 10,000 shares (see Note 2, above); 21,432 are held by him as the Trustee of the Jensen Family Trust and
     10,000  as  the Trustee of the Jensen Revocable Trust.   Mr.
     Julian D. Jensen has an approximate 43% beneficial interest in these Trusts and Mr. Gerald L. Jensen has an approximate 38% beneficial interest.

              MATTERS SUBJECT TO SHAREHOLDER VOTE
                               I.
                     Election of Directors
      The Croff Board consists of Gerald L. Jensen, Dilworth A. Nebeker, Richard H. Mandel, Jr., Edwin W. Peiker, Jr., and Julian
D. Jensen. Each director will serve until the next annual meeting of shareholders, or until his successor is duly elected and qualified. Mr. Gerald L. Jensen is the only inside director, who also serves as President of the Company. The following information is provided with respect to each current officer and director of the Company who are current nominees for re-election. Management solicits your vote in favor of each of the following current members of the Board of Directors:
GERALD L. JENSEN, 57, PRESIDENT AND DIRECTOR.
     President of Croff Oil Company on a part-time basis since October, 1985. Prior to this date, Mr. Jensen was Chairman of Petro-Silver, Inc., a public company, for over five years. Mr. Jensen was a director of Pyro Energy Corp., a public company engaged primarily in coal production from 1978 until the company was sold in 1989. Mr. Jensen is also an owner of private real estate, development, and oil and gas companies.
RICHARD H. MANDEL, JR., 67, DIRECTOR.
     Since 1982, Mr. Mandel has been President and a Board Member of American Western Group, Inc., an oil and gas producing company in Denver, Colorado. He is President and also a Board Member of Richard H. Mandel, Ltd., an oil and gas production company in Denver, Colorado. From 1977 to 1984, he was President of Universal Drilling Co., Denver, Colorado. Since May 1988, he has been a Board Member of Richmond Exploration Company. Since July 1990, he has been a Board Member of Pacific Petroleum, LTD, an OTC Nevada Company.
DILWORTH A. NEBEKER, 56, DIRECTOR.
     Mr. Nebeker served as President of Croff from September 2, 1983 to June 24, 1985, and has been a director of Croff since December, 1981. He has been a lawyer in private practice for the past seven years. Prior thereto, he was a lawyer employed by Tosco Corporation, a public corporation, from 1973 to 1978. He was a lawyer with the Securities and Exchange Commission from 1967 to 1973.

EDWIN W. PEIKER, JR., 62, DIRECTOR AND SECRETARY.
     Mr. Peiker was President of Royal Gold, Inc. from 1988 through 1991, and continues to be a director. Since 1986, Mr. Peiker has been a Vice President and director of Royal Gold, Inc., a public company engaged in gold exploration and mining activities. Prior thereto he was involved in private investments in oil and gas exploration and production. Mr. Peiker was employed in responsible positions with AMAX, Inc., a public corporation, from 1963 to 1983. AMAX is primarily engaged in mine evaluation and resource analysis.
JULIAN D. JENSEN, 49, DIRECTOR.
     Mr. Jensen is the brother of the Company's president and has served as legal counsel to the Company for the past seven years. Mr. Jensen has practiced law, primarily in the areas of corporate and securities law, in Salt Lake City, Utah since 1975. Mr. Jensen is currently associated with the firm of Jensen, Duffin, Carman, Dibb & Jackson which acts as legal counsel for the Company.
               SUMMARY INFORMATION AS TO DIRECTORS
                                     Number of     Percentage
         NAME    Director  Compensa  Shares        of Issued
                 Since     tion      (Beneficial   and
                                     & Legal)      Outstanding
GERALD L.                  Salary                  38.13%
JENSEN (1)       1985      as        203,345       (See
                           Presiden  (See          Principal
                           t:        Principal     Shareholder
                           $54,000   Shareholder   Chart,
                           -         Chart,        above)
                           Includin  above)
                           g simple
                           IRA plan-
                           No
                           Director
                           Compensa
                           tion
                           (See
                           Below)
DILWORTH                   Normal       11,300     2.11%
NEBEKER          1981      Director
(2)                        Stipend
                           Only
                           (See
                           Below)
RICHARD MANDEL             Normal       10,100     1.88%
(2)              1985      Director
                           Stipend
                           Only
                           (See
                           Below)
EDWIN PEIKER,              Normal       14,000     2.61%
JR.              1985      Director
(2)                        Stipend
                           Only
                           (See
                           Below)
JULIAN D.                  Normal                  8.68%
JENSEN           1990      Director  46,532
(2) & (3)                  Stipend   (See
                           Only      Principal
                           (See      Shareholder
                           Below)    Chart,
                                     above)
(1) Includes shares held by Jensen Development Corporation (132,130) as wholly owned by Gerald L. Jensen. Effective March 20, 1997, the President's salary was increased $6,000 per year. In addition, the Company annually contributes 3% of his salary to a simple IRA plan.
(2) Includes warrant expiring December 31, 1999 to acquire 10,000 shares by each Director, except Gerald L. Jensen, who holds a warrant for 20,000 shares. No warrant has been exercised to date. Warrants may be extended by majority vote of the Board.
(3) Includes shares held in Jensen Family Trust (21,432) and Jensen Revocable Trust (10,100) in which Julian D. Jensen is the sole Trustee and an approximate 43% beneficial owner. Mr. Gerald L. Jensen holds an approximate 38% beneficial interest in these Trusts.
     Outside Directors are paid a per diem fee of $500 for a full day meeting and $350 for each half-day session of directors meeting attended, plus any out of state travel costs. Directors receive no other compensation for their services, except the stock options described above. Directors have no liability insurance coverage.
      Other nominees by Shareholders may be made and seconded in writing on the Proxy Ballot or at the meeting in accordance with the Standard rules of the meeting. The Company follows the current edition of the Standard Robert's Rules of Order pertaining to nominees and other business conducted at the meeting.
                               II.
     Ratification of Appointment of Independent Accountants
      The Board of Directors has appointed Causey, Demgen & Moore as independent certified public accountants for the Company to examine the financial statements of the Company for the fiscal year ending December 31, 1998. The appointment of Causey, Demgen & Moore is subject to ratification of the shareholders and a resolution for such ratification will be offered at the Annual Meeting as is contained in the enclosed proxy ballot. Causey, Demgen & Moore have been acting as independent accountants for the Company for seven years and, both by virtue of its familiarity with the Company's affairs, its lower cost, and its ability, is considered by the Board as best qualified to continue its performance of these functions. The present Board of Directors recommends adoption of the resolution retaining the foregoing accounting firm as independent auditors for the Company. The foregoing accountants will not have a representative present at the Annual Meeting but have agreed to respond directly to any shareholder accounting questions sent to their office at 1801 California, Suite 4650, Denver, Colorado 80202.
                           Other Matters
      The Annual Meeting is called for the purposes set forth in the notice thereof. The Board of Directors intends to be present, but has not been informed that any other person intends to present. The Board is not aware of any matters for action at the Annual Meeting other than those specifically referred to in the Notice of Meeting and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote on such matters in accordance with their judgment.
                      Stockholder Proposals
       There were no stockholders proposals submitted for consideration at the 1997 Annual Meeting. Stockholder proposals intended to be considered at the next Annual Meeting of Stockholders must be received by The Company no later than March 31, 1998. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.
                        Financial Reports
      The financial reports for the Company's operations ending December 31, 1996 as appended to the incorporated 10-K and the most recent Revenue Statements for the quarter ending June 30, 1997, are considered an integral part of this Proxy Statement and are incorporated by this reference. See also, "Management's Discussion and Analysis of Financial Condition and Results of
Operations" at pp. 16-19 of the enclosed 10-K Report which is also incorporated by this reference.

Dated:  October 23, 1997.

                              BY ORDER OF THE BOARD OF DIRECTORS





________________________________________
Gerald L. Jensen, President
                              Gerald L. Jensen
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